ARTICLES OF MERGER

                 (To be completed prior to the Closing Date)

                          PROVIDENCE CAPITAL IX, INC.

                                      and

                            CACHESTREAM CORPORATION

                              ARTICLES OF MERGER

Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, et seq., as amended) the undersigned corporations adopt the following Articles of Merger:

FIRST:	Attached hereto as Exhibit A is the Plan and Agreement of Merger,
(without the Exhibits) of PROVIDENCE CAPITAL IX, INC., a Colorado corporation and CACHESTREAM CORPORATION, a Colorado corporation.

SECOND:	The Plan and Agreement of Merger was duly adopted and recommended to the shareholders by the Board of Directors of PROVIDENCE CAPTIAL IX, INC. on ____________________, 2001, and by the Board of Directors of CACHESTREAM CORPORTION on _____________ 2001, and approved by the shareholders of PROVIDENCE CAPITAL IX, INC. on ____________________, 2001, and by the shareholders of CACHESTREAM CORPORATION, on _____________________, 2001, in the manner prescribed by Sec. 7-111-105(1)(c) of the Colorado Business Corporation Act.

Accordingly, the number of shares voted for the Plan and Agreement of Merger by each voting group was, with respect to each corporation, sufficient for approval by that voting group.

THIRD:	On the date these Articles of Merger are filed with the Colorado
Secretary of State, they shall be effective and CACHESTREAM CORPORATION shall merge into PROVIDENCE CAPTIAL IX, INC. and the first sentence of Article I of the Articles of Incorporation of PROVIDENCE CAPITAL IX, INC. shall be amended to read as follows: "The name of the corporation shall be CACHESTEAM CORPORATION."

IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this ______________ day of ___________________, 2001.

PROVIDENCE CAPITAL IX, INC.,
a Colorado corporation


By:______________________
RICHARD NADEAU, JR.,
Chairman and President

CACHESTREAM CORPORATION,
a Colorado corporation


By:______________________
JEFFREY L. SMITH,
Its President